UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2018

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election and Appointment of Directors

The 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Marrone Bio Innovations, Inc. (the “Company,” “we” or “our”) was held on January 31, 2018. The disclosure set forth in Section (i) of Item 5.07 regarding the election of Pamela G. Marrone, Ph.D. to serve as a Class I director is incorporated herein by reference.

On January 31, 2018, following our 2017 Annual Meeting, our board of directors (the “Board”) approved an increase in the size of the Board to seven people, with the two additional vacancies on the Board being in Class I, effective immediately before the consummation of the transactions contemplated by that certain Securities Purchase Agreement, dated as of December 15, 2017 (the “Securities Purchase Agreement”), among the Company and the investors listed in the Schedule of Buyers attached thereto (the “Transactions”), as such agreement was previously described in the Company’s Current Report on Form 8-K on December 18, 2017 and filed therewith. In addition, effective immediately before the consummation of the Transactions, the Board appointed Robert A. Woods and Yogesh Mago to fill the two vacancies as Class I directors of the Company, with Messrs. Woods and Mago’s terms to each expire as of our 2020 Annual Meeting of Stockholders.

Mr. Woods will join the Board as Chairman, and will serve on the Audit Committee of the Board, the Nominating and Corporate Governance Committee of the Board and the Compensation Committee of the Board, which he will also chair. Mr. Woods has more than fifty years of experience in agribusiness and agriculture products. Since 2012, Mr. Woods has served as the Chairman and Chief Executive Officer of Targeted Growth Inc., a biotechnology firm focused on improving yield in agronomic crops. Prior to that, he served as Chief Executive Officer of Athena Biotechnologies, Inc., Chairman of Syngenta Corporation, Group President for Zeneca Ag Products and CEO of Garst Seed Company. He has been a consultant and advisor with Gowan Company since 2004 and currently serves on the board of directors as a member of the audit and compensation committees. From 2007 to 2016, Mr. Woods was a consultant and board member with Vertellus Specialties Inc. Mr. Woods has a Bachelor’s degree in Agriculture and Horticulture from the University of Manitoba in Winnipeg, Manitoba.

Mr. Mago will serve on the Nominating and Corporate Governance Committee of the Board, which he will chair. Mr. Mago, a consultant for Ospraie Management LLC (“Ospraie”), has over a decade of experience in investing across a variety of industries globally, including agriculture, travel, consumer, transportation, industrials and real estate. Previously, Mr. Mago worked as a Senior Investment Analyst at hedge funds Ospraie and Merchants’ Gate Capital LP. He is also the portfolio manager, founder and Managing Partner of Eunonia Management LLC and Eunoia Investment Fund LP, a value-oriented investment company, and the President and Co-Founder of Operation Water Inc., a nonprofit organization that aims to deliver sustainable access to clean water in impoverished countries through the development of scalable infrastructure projects. Mr. Mago has a Bachelor’s degree in Finance and International Business from New York University.

Messrs. Woods and Mago were appointed to the Board and certain committees of the Board pursuant to the Securities Purchase Agreement, which provides that, as closing conditions to the consummation of the Transactions, Ospraie Ag Science LLC, an affiliate of Ospraie, is entitled, subject to certain limitations, to designate two Class I directors to the Board to serve until our 2020 Annual Meeting of Stockholders (the “Ospraie Directors”). Of the two Ospraie Directors, one director was to be appointed as the Chairman of the Board, one director was to be appointed as the chair of the Compensation Committee of the Board, and both Ospraie Directors were to be appointed to the Nominating and Corporate Governance Committee of the Board, of which one director would chair. Following their appointment to the Board, Mr. Mago will continue to provide, and Mr. Woods will provide, services to Ospraie on a consulting basis.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among each of Messrs. Woods and Mago, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

On February 1, 2018, the Company issued a press release announcing the appointment of Messrs. Woods and Mago to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Director Compensation

In consideration of the additional service performed by our directors beyond their anticipated terms as a result of the delay in our holding the 2017 Annual Meeting, in addition to deferment of payment of cash retainers to such directors until closing of the Transactions, on January 30, 2018, the Compensation Committee of the Board approved of restricted stock unit awards to each of our non-employee directors. Directors Timothy Fogarty, Richard Rominger, George H. Kerckhove and Zachary S. Wochock, Ph.D. were each awarded 21,301 restricted stock units (based on $25,000 of equity compensation generally awardable to our non-employee directors at each annual meeting under our previously disclosed director compensation policy), of which 8/12ths of the shares, or 14,201 shares, were fully vested, and the remainder vest in monthly in four equal increments, subject to the applicable director’s continued service on our Board and acceleration immediately prior to a change in control event. In addition, Michael H. Benoff and Kathleen A. Merrigan, each of whose terms expired upon the 2017 Annual Meeting, were awarded 14,201 fully vested restricted stock units.

On January 31, 2018, the Board determined to suspend our previously disclosed director compensation policy with respect to awards that would otherwise have been granted to our continuing directors effective as of the 2017 Annual Meeting and to Messrs. Woods and Mago as newly appointed directors, with compensation decisions for Board members deferred at the present time.

Director Resignation

On January 31, 2018, Timothy Fogarty delivered a letter tendering his resignation from the Board, effective immediately after the consummation of the Transactions. Mr. Fogarty’s decision to resign did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The unvested restricted stock units granted to Mr. Fogarty on January 30, 2018 will cease vesting effective upon his resignation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 31, 2018, we held our 2017 Annual Meeting in Davis, California. Of the 31,350,877 shares of common stock outstanding and entitled to vote at the 2017 Annual Meeting, 26,557,327 shares were present at the 2017 Annual Meeting either in person or by proxy, constituting a quorum of 84.7%. Our stockholders considered and voted on the following proposals at the 2017 Annual Meeting:

(i)	Our stockholders elected Pamela G. Marrone, Ph.D. to serve as a Class I director for a three-year term, ending at the time of the 2020 Annual Meeting of Stockholders (or until a successor is duly elected and qualified) pursuant to our Bylaws and the applicable laws of the State of Delaware.

The results of the voting were as follows:

Name of Director	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Pamela G. Marrone, Ph.D.	15,757,929	888,544	9,910,854

(ii)	Our stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The results of the voting were as follows:

VOTES FOR:	24,243,765
VOTES AGAINST:	42,940
VOTES ABSTAINED:	2,270,622

(iii)	Our stockholders approved the issuance of shares of our common stock and warrants to purchase shares of our common stock in connection with a private placement and related debt financing transactions in accordance with Listing Rule 5635(d) of The NASDAQ Stock Market LLC (“Nasdaq”).

The results of the voting were as follows:

VOTES FOR:	16,547,373
VOTES AGAINST:	76,218
VOTES ABSTAINED:	22,882

(iv)	Our stockholders approved the issuance of shares of our common stock and warrants to purchase shares of our common stock to Ospraie Ag Science LLC, in accordance with Nasdaq Listing Rule 5635(b).

The results of the voting were as follows:

VOTES FOR:	16,549,935
VOTES AGAINST:	75,768
VOTES ABSTAINED:	20,770

(v)	Our stockholders approved an increase to the number of shares authorized under the Company’s 2013 Stock Incentive Plan (the “2013 Plan”) by 4,000,000 to 10,952,472 shares, and approved the 2013 Plan for purposes of Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended.

The results of the voting were as follows:

VOTES FOR:	15,302,299
VOTES AGAINST:	1,324,156
VOTES ABSTAINED:	20,018

(vi)	Our stockholders did not approve the stockholder proposal, which was properly presented at the meeting.

The results of the voting were as follows:

VOTES FOR:	3,280,252
VOTES AGAINST:	13,072,498
VOTES ABSTAINED:	293,723

Item 8.01. Other Events.

As previously disclosed, on January 2, 2018, the Company received written notice from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the rules for continued listing set forth in Nasdaq Listing Rule 5620(a) because the Company has not yet held an annual meeting of shareholders within twelve months of the end of the Company’s 2016 fiscal year end. As a result of the Company holding the 2017 Annual Meeting on January 31, 2018, the Company has regained compliance with Nasdaq Listing Rule 5620(a).

The appointment of Messrs. Woods and Mago to our Board and committees thereof as discussed in Item 5.02 above and the stockholder approval of the proposals related to the Transactions as discussed in Item 5.07 above satisfied separate closing conditions required for the consummation of the Transactions under the Securities Purchase Agreement. The Transactions are expected to be consummated in early February 2018, subject to other customary closing conditions.

Forward Looking Statements. This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this Current Report on Form 8-K regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Examples of such statements include statements regarding the Transactions, including the timing and potential completion thereof. Such forward-looking statements are based on information available to the Company as of the date of this Current Report on Form 8-K and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the failure to satisfy the closing conditions for the Transactions, the effects of industry, economic or political conditions outside of the Company’s control and adverse decisions by regulatory agencies and other relevant third parties. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Marrone Bio Innovations, Inc., dated February 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: February 1, 2018	By:	/s/ Linda V. Moore
Linda V. Moore
Executive Vice President, General Counsel and Secretary